As filed with the Securities and Exchange Commission on March 22, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BEIGENE, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Mourant Ozannes Corporate Services (Cayman) Limited

94 Solaris Avenue, Camana Bay

Grant Cayman KY1-1108

Cayman Islands

+1 (345) 949 4123

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2016 Share Option and Incentive Plan

(Full title of the plans)

C T Corporation System

111 Eighth Avenue

New York, New York  10011

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom

Edwin O’Connor

Qing Nian

Goodwin Procter LLP

100 Northern Avenue

Boston, MA  02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered (2)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value $0.0001 per share	25,791,680	(3)	$3.04	(4)	$78,406,708	$9,088

(1)         These shares may be represented by the Registrant’s American Depositary Shares (“ADSs”). Each ADS represents 13 Ordinary Shares. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-209044).

(2)         Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional Ordinary Shares which become issuable under the above-named plan by reason of any share dividend, share split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding Ordinary Shares.

(3)         Represents an automatic increase to the number of shares available for issuance under the above-named plan, consisting of an increase of 25,791,680 shares effective January 1, 2017. Shares available for issuance under the above-named plan were previously registered on registration statement on Form S-8 filed with the Securities and Exchange Commission on February 25, 2016 (Registration No. 333-209410).

(4)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on the average of the high and low sale prices of the Registrant’s ADSs, as quoted on the NASDAQ Global Select Market, on March 17, 2017.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 registers additional ordinary shares under the Registrant’s 2016 Share Option and Incentive Plan (the “Plan”). The number of ordinary shares reserved and available for issuance under the Plan is subject to an automatic annual increase on each January 1, which began in 2017, by an amount equal to five percent of the number of ordinary shares issued and outstanding on the immediately preceding December 31 or such lesser number of ordinary shares as determined by the Administrator (as defined in the Plan). Accordingly, on January 1, 2017, the number of ordinary shares reserved and available for issuance under the Plan increased by 25,791,680 shares. This Registration Statement registers these additional 25,791,680 ordinary shares. The additional shares are of the same class as other securities relating to the Plan for which the Registrant’s registration statement filed on Form S-8 (Registration No. 333-209410) on February 25, 2016 is effective. The information contained in the Registrant’s registration statement on Form S-8 (Registration No. 333-209410) is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.                                                EXHIBITS

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Cayman Islands on March 22, 2017.

BEIGENE, LTD.

By:	/s/ John V. Oyler
Name: John V. Oyler
Title: Chief Executive Officer and Chairman

POWER OF ATTORNEY

We, the undersigned directors, officers and/or authorized representative in the United States of BeiGene, Ltd., hereby severally constitute and appoint John V. Oyler and Howard Liang, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of BeiGene, Ltd., and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

	Chief Executive Officer and Chairman	March 22, 2017
/s/ John V. Oyler	(Principal Executive Officer)
John V. Oyler

	Chief Financial Officer and Chief Strategy	March 22, 2017
Officer (Principal Financial and Accounting
/s/ Howard Liang	Officer)
Howard Liang

/s/ Timothy Chen	Director	March 22, 2017
Timothy Chen

/s/ Donald W. Glazer		Director	March 22, 2017
Donald W. Glazer

/s/ Michael Goller		Director	March 22, 2017
Michael Goller

/s/ Ranjeev Krishana		Director	March 22, 2017
Ranjeev Krishana

/s/ Thomas Malley		Director	March 22, 2017
Thomas Malley

/s/ Ke Tang		Director	March 22, 2017
Ke Tang

/s/ Xiaodong Wang		Director	March 22, 2017
Xiaodong Wang

/s/ Qingqing Yi		Director	March 22, 2017
Qingqing Yi

BeiGene USA, Inc.

		Authorized Representative in the United States	March 22, 2017
By:	/s/ John V. Oyler
Name: John V. Oyler
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Fourth Amended and Restated Memorandum and Articles of Association of the Registrant, currently in effect

4.2(2)	Deposit Agreement dated February 5, 2016 by and among the Registrant, the Depositary and holders of the American Depositary Receipts

4.3(3)	Amendment No. 1 to Deposit Agreement, dated April 11, 2016, by and among the Registrant, Citibank, N.A. and holders of the American Depositary Receipts and Form of American Depositary Receipt

4.4(4)	Specimen Certificate for Ordinary Shares

4.5(5)	Second Amended and Restated Investors’ Rights Agreement, dated as of April 21, 2015, by and among the Registrant and certain shareholders named therein

4.6(6)	Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement, dated January 26, 2016, by and among the Registrant and certain shareholders named therein

4.7(7)	Registration Rights Agreement, dated as of November 16, 2016, by and among the Registrant and the investors named therein

4.8(8)	Letter Agreement, dated as of July 11, 2016, between the Registrant and Citibank, N.A.

5.1	Opinion of Mourant Ozannes regarding the issue of ordinary shares being registered

23.1	Consent of Ernst & Young Hua Ming LLP

23.2	Consent of Mourant Ozannes (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

99.1(9)	2011 Option Plan, as amended and form of option agreement thereunder

99.2(10)	2016 Share Option and Incentive Plan and forms of agreements thereunder

(1)                                 Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on February 11, 2016, and incorporated herein by reference.

(2)                                 Filed as Exhibits 4.1 to Registrant’s Current Report on Form 8-K (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on February 11, 2016, and incorporated herein by reference.

(3)                                 Filed as Exhibit 4.1 and 4.2 to Registrant’s Current Report on Form 8-K (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on April 11, 2016, and incorporated herein by reference.

(4)                                 Filed as Exhibit 4.3 of the Registrant’s Registration Statement on Form S-1 (File No. 333-207459), filed with the U.S. Securities and Exchange Commission on December 9, 2015,  and incorporated herein by reference.

(5)                                 Filed as Exhibit 4.4 of the Registrant’s Registration Statement on Form S-1 (File No. 333-207459), filed with the U.S. Securities and Exchange Commission on October 16, 2015, and incorporated herein by reference.

(6)                                 Filed as Exhibit 10.21 of the Registrant’s Registration Statement on Form S-1 (File No. 333-207459), filed with the U.S. Securities and Exchange Commission on January 27, 2016, and incorporated herein by reference.

(7)                                 Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37686) filed with the U.S. Securities and Exchange Commission on November 17, 2016, and incorporated herein by reference.

(8)                                 Filed as Exhibit 4.7 to the Registrant's Quarterly Report on Form 10-Q (File No. 001-37686), filed with the U.S. Securities and Exchange Commission on August 10, 2016, and incorporated herein by reference.

(9)                                 Filed as Exhibit 10.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-207459), filed with the U.S. Securities and Exchange Commission on October 16, 2015, and incorporated herein by reference.

(10)                          Filed as Exhibit 10.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-207459), filed with the U.S. Securities and Exchange Commission on January 19, 2016, and incorporated herein by reference.